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                                POWER OF ATTORNEY


         The undersigned hereby appoints Aviv Tzidon as attorney-in-fact of the undersigned for the purpose of executing any and all filings by the undersigned under the Securities Exchange Act of 1934, as amended, with respect to the securities of B.V.R. Systems (1998) Ltd. This limited power of attorney shall remain in effect until revoked in writing.


                                            ITS TECHNOLOGIES PTE LTD.


                                            By:  /s/ Seah Moon Ming
                                                --------------------------------
                                            Name:    Seah Moon Ming
                                            Title:   Chairman


Dated: November 28, 2003